   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1997.
                                                      REGISTRATION NO. 333-36379
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2


                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                        PACIFICHEALTH LABORATORIES, INC.

                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            DELAWARE                            5122                           22-3367588
   (STATE OR JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL             (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                            ------------------------

                               1460 ROUTE 9 NORTH
                              WOODBRIDGE, NJ 07095
                                  732/636-6141

         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                   JONATHAN D. RAHN, EXECUTIVE VICE PRESIDENT
                               1460 ROUTE 9 NORTH
                              WOODBRIDGE, NJ 07095
                             TELEPHONE 732/636-6141
                             FACSIMILE 732/636-7410

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                          Copies of communications to:

    JOSEPH CHICCO, ESQUIRE                            VICTOR J. DIGIOIA, ESQUIRE
CONNOLLY EPSTEIN CHICCO FOXMAN                        BRIAN C. DAUGHNEY, ESQUIRE
      ENGELMYER & EWING                                GOLDSTEIN & DIGIOIA, LLP
1515 MARKET STREET - 9TH FLOOR                           369 LEXINGTON AVENUE
    PHILADELPHIA, PA 19102                                NEW YORK, NY 10036
    TELEPHONE 215/851-8410                              TELEPHONE 212/599-3322
    FACSIMILE 215/851-8383                              FACSIMILE 212/557-0295

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 27.  EXHIBITS.

     (a) Exhibits

     Except as otherwise indicated, all exhibits listed below were filed with the Company's initial filing of Form SB-2 on September 25, 1997.

 EXHIBIT
   NO.
---------

   *1.1     --    Underwriting Agreement

   *1.2     --    Selected Dealer Agreement

   *3.1     --    Certificate of Incorporation of the Company and all amendments thereto

   *3.2     --    Bylaws of the Company

 ***4.1     --    Specimen Common Stock Certificate

   *4.2     --    Form of Underwriter's Warrant

   *4.3     --    Designation of 10% Convertible Preferred Stock

 ***5       --    Opinion of Connolly Epstein Chicco Foxman Engelmyer & Ewing regarding the legality of securities being registered

  *10.1     --    Incentive Stock Option Plan of 1995

  *10.2     --    Employment Agreement between the Company and Robert Portman dated May 1, 1995

***10.2.1   --    Employment Agreement between the Company and Robert Portman dated November __, 1997

  *10.3     --    Strategic Alliance Agreement between the Company and the Institute of Nutrition and Food Hygiene

  *10.4     --    Exclusive License Agreement between the Company and the INFH

  *10.5     --    Shareholders Agreement

  *10.6     --    Big Sky, Inc. Endorsement Agreement

  *10.7     --    Big Sky, Inc. Option Agreement

   10.8     --    Financial Consulting Agreement between the Company and the Underwriter

  *10.9     --    License and distribution letter agreement with Kemin Foods, L.C. dated September 22, 1997

  *10.10    --    Credit Agreement with Summit Bank dated May 1, 1997

 **23.1     --    Consent of Schiffman Hughes Brown

***23.2     --    Consent of Connolly Epstein Chicco Foxman Engelmyer & Ewing (included in Exhibit 5)*

  *24       --    Power of Attorney (included in the signature pages of the Registration Statement)

 **27       --    Financial Data Schedules


------------------


  * Previously filed
 ** Filed with Amendment No. 2.
*** To be filed by amendment.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 2 to Registration Statement No. 333-36379 to be signed on its behalf by the undersigned, in the City of Philadelphia, on the 19th day of November, 1997.


                                    PACIFICHEALTH LABORATORIES, INC.

                                    By: /s/ Robert Portman
                                       -----------------------------------------
                                        Robert Portman
                                        President and Chief Executive Officer
                                        and a Director

                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert Portman and Jonathan D. Rahn, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form SB-2 of PacificHealth Laboratories, Inc., and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

                      SIGNATURE                  CAPACITY IN WHICH SIGNED              DATE
                      ---------                  ------------------------              ----
/s /  JONATHAN D. RAHN                           Chief Financial Officer,              November 19, 1997
----------------------------------------------   Principal Accounting Officer
Jonathan D. Rahn                                 and a Director

/s /  DAVID I. PORTMAN                           Director                              November 19, 1997
----------------------------------------------
David I. Portman

----------------------------------------------   Director                                         , 1997
T. Colin Campbell

                                 EXHIBIT INDEX


                                                                                              SEQUENTIAL PAGE
 EXHIBIT NO.                                     DESCRIPTION                                       NUMBER
 -----------                                     -----------                                  ---------------
  *1.1       --    Underwriting Agreement

  *1.2       --    Selected Dealer Agreement

  *3.1       --    Certificate of Incorporation of the Company and all amendments thereto

  *3.2       --    Bylaws of the Company

***4.1       --    Specimen Common Stock Certificate

  *4.2       --    Form of Underwriter's Warrant

  *4.3       --    Designation of 10% Convertible Preferred Stock

***5         --    Opinion of Connolly Epstein Chicco Foxman Engelmyer & Ewing regarding the legality of securities being registered*

  *10.1      --    Incentive Stock Option Plan of 1995

  *10.2      --    Employment Agreement between the Company and Robert Portman dated May 1,
                   1995

***10.2.1    --    Employment Agreement between the Company and Robert Portman dated
                   November __, 1997

  *10.3      --    Strategic Alliance Agreement between the Company and the Institute of
                   Nutrition and Food Hygiene

  *10.4      --    Exclusive Licensing Agreement between the Company and the INFH

  *10.5      --    Shareholders Agreement

  *10.6      --    Big Sky, Inc. Endorsement Agreement

  *10.7      --    Big Sky, Inc. Option Agreement

  *10.8      --    Financial Consulting Agreement between the Company and the Underwriter

  *10.9      --    License and distribution letter agreement with Kemin Foods, L.C. dated
                   September 22, 1997

  *10.10     --    Credit Agreement with Summit Bank dated May 1, 1997

 **23.1      --    Consent of Schiffman Hughes Brown

***23.2      --    Consent of Connolly Epstein Chicco Foxman Engelmyer & Ewing (included in
                   Exhibit 5)

  *24        --    Power of Attorney (included in the signature pages of the Registration
                   Statement)

***27        --    Financial Data Schedules


------------------

*   Previously filed
**  Filed with this Amendment No. 2
*** To be filed by amendment